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                                                                     EXHIBIT 3.2


                               ARTICLES OF MERGER

                                     BETWEEN

                            BRADLEY REAL ESTATE TRUST

                                       AND

                            BRADLEY REAL ESTATE, INC.

THIS IS TO CERTIFY THAT:

         FIRST: The parties named below to these Articles of Merger agree to merge as hereinafter set forth. Said parties are:

         (i) Bradley Real Estate Trust (sometimes also known and conducting business as John T. Fallon, Stephen G. Kasnet, W. Nicholas Thorndike, William L. Brown, Don L. Foote, Paul G. Kirk, Jr. and E. Lawrence Miller as Trustees of Bradley Real Estate Trust under Declaration of Trust dated January 27, 1961); and

         (ii) Bradley Real Estate, Inc.

         SECOND: Bradley Real Estate, Inc. (the "Surviving Corporation") is the entity to survive the merger. The Surviving Corporation is incorporated under the laws of the State of Maryland.

         THIRD: Bradley Real Estate Trust (the "Merging Trust") is a Massachusetts common law business trust formed under the laws of the Commonwealth of Massachusetts by Declaration of Trust dated January 27, 1961 filed in the office of the Secretary of State of the Commonwealth of Massachusetts. Said Declaration of Trust (the "Declaration of Trust") has not since been amended.

         FOURTH: The principal office of the Merging Trust is located in Boston, Massachusetts. The Merging Trust does not have an office in the State of Maryland. The Merging Trust owns no interest in land in the State of Maryland.

         FIFTH: The principal office of the Surviving Corporation in the State of Maryland is located c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The Surviving Corporation has qualified to conduct business as a foreign corporation in (among other states) the Commonwealth of Massachusetts, and its principal office in said Commonwealth is located at 250 Boylston Street, Boston, Massachusetts 02116.

         SIXTH: The charter of the Surviving Corporation will not be further amended as a result of the Merger.





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         SEVENTH: The total number of shares which each party to these Articles has authority to issue and the number of shares of each class are as follows:

              (a)   Surviving Corporation

              The total number of shares of all classes of stock which the Surviving Corporation has authority to issue is one hundred fifty million (150,000,000) shares, consisting of twenty million (20,000,000) shares of preferred stock, $0.01 par value per share ("Preferred Stock"); eighty million (80,000,000) shares of common stock, $0.01 par value per share ("Common Stock"); and fifty million (50,000,000) shares of excess stock, $0.01 par value per share ("Excess Stock"). The aggregate par value of all shares of all classes having a par value is One Million Five Hundred Thousand Dollars ($1,500,000.00).

              (b)   Merging Trust

              There is no limit on the number of shares of beneficial interest, par value $1.00, that the Merging Trust may issue.

         EIGHTH: At the Effective Time, the Merging Trust shall be merged into the Surviving Corporation; and, thereupon, the Surviving Corporation shall possess any and all purposes and powers of the Merging Trust; and all property, assets, leases, licenses, rights, privileges and powers of whatever nature and description, real, personal and mixed, and tangible and intangible (collectively "Assets") of the Merging Trust shall be transferred to, vested in and devolved upon the Surviving Corporation, without further act or deed, subject to all of the debts and obligations (collectively "Liabilities") of the Merging Trust, for which the Surviving Corporation shall be liable. From and after the Effective Time, the execution of these Articles of Merger shall have the same effect as (and shall as appropriate constitute) a deed, bill of sale, endorsement, assignment or other instrument of conveyance or transfer as appropriate by or from the Merging Trust to the Surviving Corporation of each and all of the Assets of the Merging Trust, and shall have the same effect as a general assumption by the Surviving Corporation of each and all of the Liabilities of the Merging Trust.

         NINTH: At the Effective Time, by virtue of the Merger and without any action on the part of the Merging Trust, the Surviving Corporation or any holder of any stock of either of them:

              (a) Subject to the provisions of clause (b) of this Article NINTH, each two shares of beneficial interest, $1.00 par value per share, of the Merging Trust ("Merging Trust Shares") issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation ("Surviving Common Shares"); and all Merging Trust Shares shall thereupon cease to be outstanding, shall be canceled and retired and shall cease to exist. On and after the Effective Time, all of the outstanding certificates which prior to that time represented Merging Trust Shares shall be deemed for all purposes to evidence ownership of and to represent Surviving Common Shares into which such Merging Trust Shares have been converted as provided in the preceding sentence and shall be so registered on the books and records of the Surviving Corporation or its transfer agents. Until any such certificate shall have been surrendered for transfer or otherwise


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accounted for to the Surviving Corporation or its transfer agent, the registered owner of any such outstanding certificate shall have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend or other distribution on, the whole number of Surviving Common Shares into which the Merging Trust Shares represented by such certificate have been converted. After the Effective Time, whenever certificates which formerly represented Merging Trust Shares are presented for exchange or registration of transfer, the Surviving Corporation will cause to be issued in replacement thereof certificates of the Surviving Corporation representing the whole number of Surviving Common Shares into which such Merging Trust Shares have been converted and, if applicable, payment for any fractional share interest pursuant to the following clause (b).

              (b) Notwithstanding the provisions of the preceding clause (a), the Surviving Corporation shall make a payment in lieu of a fractional share to any stockholder of record (or transferee) who presents for exchange or registration of transfer at or after the Effective Time a certificate or certificates representing a number of Merging Trust Shares that is not evenly divisible by two, which payment shall be in the amount that is equal to the last quoted sale price for a Merging Trust Share on the American Stock Exchange prior to the Effective Time, and upon such payment such fractional interest in such share shall cease to be outstanding, shall be cancelled and retired and shall cease to exist.

              (c) Each Merging Trust Share issued and held in the Merging Trust's treasury, if any, at the Effective Time shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

              (d) Each Surviving Common Share issued and outstanding immediately prior to the Effective Time, if any, shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

              (e) Each option or other right to purchase or otherwise acquire Merging Trust Shares pursuant to stock option or other stock-based plans of the Merging Trust granted and outstanding immediately prior to the Effective Time shall be converted into and become a right to purchase or otherwise acquire one-half the number of Surviving Common Shares at two times the price per share and upon the same terms and subject to the same conditions as applicable to such options or other rights immediately prior to the Effective Time; provided, however, that all rights under the Merging Trust's 1989 Shareholder Rights Agreement shall terminate, shall be cancelled and retired without any consideration therefor and shall cease to exist, and no such rights shall adhere to or be deemed to be a part of Surviving Common Shares.

         TENTH: At the Effective time, the following persons shall become the Directors of the Surviving Corporation for terms expiring at the Annual Meeting of Shareholders held in the calendar year indicated:

         TERM EXPIRING IN 1995    TERM EXPIRING IN 1996    TERM EXPIRING IN 1997
         ---------------------    ---------------------    ---------------------

         Paul G. Kirk, Jr.        William L. Brown         Don L. Foote
         W. Nicholas Thorndike    E. Lawrence Miller       Stephen G. Kasnet
         John B. Hynes, III       Joseph E. Hakim          A. Robert Towbin




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If any of the aforenamed individuals is not willing or able to serve as Director at the Effective Time, the vacancy in such position shall be filled in accordance with the provisions of the Bylaws of the Surviving Corporation.

         ELEVENTH: The terms and conditions of the transaction described in these Articles were duly advised, authorized and approved by the Merging Trust in the manner and by the vote required by the Declaration of Trust of the Merging Trust and the laws of the Commonwealth of Massachusetts, as follows:

              (a) The Board of Trustees of the Merging Trust, at a meeting duly called and held on July 21, 1994, at which a quorum was present, adopted and approved the Incorporation Merger Plan dated July 21, 1994 (the "Incorporation Merger Plan") providing for the transactions described herein pursuant to the authority granted to the Trustees under Section 2.2 of the Declaration of Trust, which provides that the Trustees

         "without any action or consent by the shareholders shall have and may exercise at any time, and from time to time, without liability for the exercise or non-exercise of the same, the following powers, authorities and discretions which may be exercised by them in their absolute discretion and upon such terms and conditions as they may from time to time deem proper:

                                      * * *

         (y) to transfer, after paying or providing for all liabilities of the trust, all or any part of the trust property to a corporation, association or trust in return for any stock, shares of beneficial interest or other securities of the transferee or any other entity, and to retain or distribute to the shareholders hereof any securities or other property received from the transferee".

Notwithstanding that Section 2.2(y) of the Declaration of Trust authorizes the Trustees to adopt and implement the Incorporation Merger Plan without any action or consent by the shareholders of the Merging Trust, the Trustees conditioned the Merger upon approval by the holders of a majority of the outstanding Merging Trust Shares (exclusive of certain Merging Trust Shares determined by the Trustees, with the consent of the holders thereof, not to be entitled to vote) at a meeting called for the purpose.

              (b) At a Special Meeting of Shareholders of the Merging Trust called for the purpose held on September 29, 1994, the holders of a majority (including the requisite majority) of the Merging Trust Shares approved the Incorporation Merger Plan, and such resolution is filed with the minutes of the proceedings of the shareholders of the Merging Trust.

         TWELFTH: The terms and conditions of the transaction described in these Articles were duly advised, authorized and approved by the Surviving Corporation in the manner and by the vote required by the laws of the State of Maryland and the charter of the Surviving Corporation, as follows:

              (a) A majority of the Board of Directors of the Surviving Corporation, at a meeting duly called and held on July 21, 1994, at which a quorum was present, adopted and



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approved the Incorporation Merger Plan dated July 21, 1994 (the "Incorporation
Merger Plan"), providing for the transactions described herein. At such time, there was no capital stock of the Surviving Corporation outstanding or subscribed for.

              (b) The only capital stock of the Corporation subsequently outstanding or subscribed for is held by the Merging Trust, which by its execution hereof confirms its approval of the Incorporation Merger Plan.

         THIRTEENTH: These Articles of Merger shall become effective upon the later of (i) acceptance for filing by the State Department of Assessments and Taxation of Maryland or (ii) 4:00 o'clock p.m., Eastern Daylight Time, on October 17, 1994 (the "Effective Time"), unless, prior to the Effective Time, supplemental articles of merger shall have been filed which extend the date or time of effectiveness of these Articles of Merger to a date or time later than the Effective Time.

         FOURTEENTH: Each of the undersigned President of the Surviving Corporation and each of the undersigned President and Trustees (being a majority of all of the Trustees) of the Merging Trust (i) acknowledges these Articles of Merger to be the respective corporate or trust act of the Surviving Corporation and of the Merging Trust, and in the case of each Trustee his free act and deed as such Trustee, (ii) and further, as to all matters or facts required to be verified under oath, acknowledges that, to the best of his knowledge, information and belief, these matters and facts relating to the party on whose behalf he has signed are true in all material respects and that this statement is made under the penalties of perjury.












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              IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto this 6th day of October, 1994.


ATTEST:                               BRADLEY REAL ESTATE , INC


 /s/ William B. King                  By: /s/ E. Lawrence Miller         (SEAL)
---------------------------------        --------------------------------
William B. King, Secretary            E. Lawrence Miller, President


ATTEST:                               BRADLEY REAL ESTATE TRUST


 /s/ William B. King                  By: /s/ E. Lawrence Miller         (SEAL)
---------------------------------        --------------------------------
William B. King, Secretary            E. Lawrence Miller, President


                                       /s/ Stephen G. Kasnet
                                      -----------------------------------
                                      Stephen G. Kasnet, Trustee


                                       /s/ W. Nicholas Thorndike
                                      -----------------------------------
                                      W. Nicholas Thorndike, Trustee


                                       /s/ William L. Brown
                                      -----------------------------------
                                      William L. Brown, Trustee


                                        /s/ Don L. Foote
                                      -----------------------------------
                                      Don L. Foote, Trustee


                                       /s/ Paul G. Kirk, Jr.
                                      -----------------------------------
                                      Paul G. Kirk, Jr., Trustee


                                       /s/ E. Lawrence Miller
                                      -----------------------------------
                                      E. Lawrence Miller, Trustee
                                      (each of the aforesaid Trustees as
                                      Trustees of Bradley Real Estate Trust
                                      under Declaration of Trust dated January
                                      27, 1961)



COMMONWEALTH OF MASSACHUSETTS      )



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                                   ) ss
COUNTY OF SUFFOLK                  )


         Then personally appeared before me E. Lawrence Miller, to me known to be President of Bradley Real Estate, Inc., who acknowledged the foregoing to be the free act and deed of said corporation, this 6th day of October, 1994.



                                /s/ William Bruce King
                                -------------------------------------
                                William Bruce King, Notary Public

                                My commission expires August 24, 2001



COMMONWEALTH OF MASSACHUSETTS      )
                                   ) ss
COUNTY OF SUFFOLK                  )


         Then personally appeared before me E. Lawrence Miller, to me known to be President and a Trustee of Bradley Real Estate Trust, and Stephen G. Kasnet,
W. Nicholas Thorndike, William L. Brown, Don L. Foote and Paul G. Kirk, Jr., each to me known to be a Trustee of Bradley Real Estate Trust, and each of whom acknowledged the foregoing to be the free act and deed of Bradley Real Estate Trust and his own free act and deed as a Trustee of Bradley Real Estate Trust, this 6th day of October, 1994.



                                /s/ William Bruce King
                                -------------------------------------
                                William Bruce King, Notary Public
                                My commission expires August 24, 2001






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